Exhibit 4.3

NINTH SUPPLEMENTAL INDENTURE

This Ninth Supplemental Indenture (this “Supplemental Indenture”), dated as of January 21, 2011, among Dycom Investments, Inc., a Delaware corporation (the “Company”), the guarantors listed on the signature pages hereto (collectively, the “Guarantors”) and U.S. Bank National Association, as successor trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of October 11, 2005 (as amended and supplemented, the “Indenture”) providing for the issuance of 8 1/8% Senior Subordinated Notes due 2015 (the “Notes”);

WHEREAS, under Section 9.02 of the Indenture, the Company and the guarantors party thereto and the Trustee may amend the Indenture with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding voting as a single class pursuant to the terms set forth therein;

WHEREAS, the Company desires by this Supplemental Indenture to amend certain provisions of the Indenture;

WHEREAS, in connection with the tender offer and consent solicitation of the Company commencing on January 6, 2011, with respect to the Notes (the “Tender Offer”), consents to the amendments set forth in Article I herein have been received from the Holders of at least a majority in principal amount of the outstanding Notes;

WHEREAS, this Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Company;

WHEREAS, the Company has directed the Trustee to execute and deliver this Supplemental Indenture in accordance with Section 9.02 of the Indenture;

WHEREAS, the amendments set forth herein do not trigger subsections (1) through (9) of Section 9.02 of the Indenture;

WHEREAS, capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture; and

WHEREAS, all other conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument enforceable in accordance with its terms have been performed and fulfilled by the parties hereto, and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I

AMENDMENTS

Section 1.01. Any defined terms appearing in Section 1.01 (Definitions) of the Indenture that are used solely in the sections, subsections or provisions of the Indenture deleted from the Indenture by virtue of Article I of this Supplemental Indenture shall be deleted in their entireties from Section 1.01 of the Indenture.

Section 1.02. The heading and text of each of Section 4.01 (Changes in Covenants When Notes Rated Investment Grade); Section 4.04 (Reports); Section 4.05 (Compliance Certificate); Section 4.06 (Taxes); Section 4.07 (Stay, Extension and Usury Laws); Section 4.08 (Restricted Payments); Section 4.09 (Dividend and Other Payment Restrictions Affecting Subsidiaries); Section 4.10 (Incurrence of Indebtedness and Issuance of Preferred Stock); Section 4.11 (Asset Sales); Section 4.12 (Transactions with Affiliates); Section 4.13 (Liens); Section 4.14 (Business Activities); Section 4.15 (Corporate Existence); Section 4.16 (Offer to Repurchase upon Change of Control); Section 4.17 (No Layering of Debt); Section 4.18 (Limitation on Sale and Leaseback Transactions); Section 4.19 (Payments for Consent); Section 4.20 (Additional Note Guarantees); Section 4.21 (Designation of Restricted and Unrestricted Subsidiaries) and Section 5.01(a)(4) and (b)(4) (Merger, Consolidation or Sale of Assets) of the Indenture are deleted in their entirety and are each replaced with the following:

“{Reserved}”.

Section 1.03. Clauses (3), (4), (5), (6), (7), (8) and (9) of Section 6.01 are hereby deleted in their entirety and are each replaced with the following:

“{Reserved}”.

Section 1.04. Any Notes issued under any provision of the Indenture subsequent to the date of this Supplemental Indenture shall bear a notation, in form acceptable to the Trustee, referring to this Supplemental Indenture, and shall vary from the form attached to the Indenture as Exhibit A as follows:

(a) The text of Section 7 of the form of Note attached as Exhibit A to the Indenture shall be deleted in its entirety and replaced with the following:

“{Reserved}”.

(b) Clauses (iii), (iv), (v), (vi), (vii) and (viii) of Section 12 of the form of Note attached as Exhibit A to the Indenture shall be deleted in its entirety and replaced with the following:

“{Reserved}”.

ARTICLE II

MISCELLANEOUS

Section 2.01. Effectiveness of Ninth Supplemental Indenture. This Ninth Supplemental Indenture shall become effective as of the date hereof; provided that the provisions of Article I of this Supplemental Indenture shall not become operative until the date and time (such date and time, the “Operational Time”) at which the Company pays the applicable consideration for the Notes accepted by the Company for purchase on the Early Acceptance Date, as defined in the Offer to Purchase and Consent Solicitation Statement dated January 6, 2011 with respect to the Tender Offer. In the event the Company notifies (in writing) the Depositary that it has withdrawn or terminated the Tender Offer prior to the Operational Time, this Supplemental Indenture shall be terminated and be of no force or effect and the Indenture shall not be modified hereby.

Section 2.02. Effect of Supplemental Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon the execution and delivery of this Supplemental Indenture by the Company, the Guarantors and the Trustee, this Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. Any and all references to the Indenture, whether within the Indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this Supplemental Indenture (whether or not made), unless the context shall otherwise require.

Section 2.03. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes.

Section 2.04. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

Section 2.04. Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 2.06. Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors and not by the Trustee.

Section 2.07. Successors and Assigns. All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 2.08. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.09. Trust Indenture Act Controls. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision of this Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended (the “Act”), as in force at the date this Supplemental Indenture is executed, the provision required by the Act shall control.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year written above.

DYCOM INVESTMENTS, INC.

By:	/s/ H. Andrew DeFerrari
	Name:	H. Andrew DeFerrari
	Title:	Treasurer

GUARANTORS:
ANSCO & ASSOCIATES, LLC
APEX DIGITAL, LLC
BROADBAND EXPRESS, LLC
BROADBAND INSTALLATION SERVICES, LLC
C-2 UTILITY CONTRACTORS, LLC
CABLE CONNECTORS, LLC
CABLECOM, LLC
CABLECOM OF CALIFORNIA, INC.
CAN-AM COMMUNICATIONS, INC.
CAVO BROADBAND COMMUNICATIONS, LLC
CERTUSVIEW LEASING, LLC
COMMUNICATIONS CONSTRUCTION GROUP, LLC
DYCOM CAPITAL MANAGEMENT, INC.
DYCOM CORPORATE IDENTITY, LLC
DYCOM IDENTITY, LLC
ERVIN CABLE CONSTRUCTION, LLC
GLOBE COMMUNICATIONS, LLC
INSTALLATION TECHNICIANS, LLC
IVY H. SMITH COMPANY, LLC
LAMBERT’S CABLE SPLICING COMPANY, LLC
LOCATING, INC.
NICHOLS CONSTRUCTION, LLC
NIELS FUGAL SONS COMPANY, LLC
NIELS FUGAL SONS COMPANY OF CALIFORNIA, INC.
POINT TO POINT COMMUNICATIONS, INC.
PRECISION VALLEY COMMUNICATIONS OF VERMONT, LLC
PRINCE TELECOM, LLC
PRINCE TELECOM OF CALIFORNIA, INC.
RJE TELECOM, LLC
RJE TELECOM OF CALIFORNIA, INC.
STAR CONSTRUCTION, LLC
STEVENS COMMUNICATIONS, LLC
S.T.S., LLC
TCS COMMUNICATIONS, LLC
TESINC, LLC
TESINC OF CALIFORNIA, INC.
TRIPLE-D COMMUNICATIONS, LLC
U G T I
UNDERGROUND SPECIALTIES, LLC
UTILIQUEST, LLC
WHITE MOUNTAIN CABLE CONSTRUCTION, LLC

By:	/s/ H. Andrew DeFerrari
Name:	H. Andrew DeFerrari
Title:	Treasurer

MIDTOWN EXPRESS, LLC

By:	/s/ Joseph Danno
Name:	Joseph Danno
Title:	President

OSP SERVICES, LLC

By:	/s/ Marvin Glaser
Name:	Marvin Glaser
Title:	President

DYCOM INDUSTRIES, INC.

By:	/s/ H. Andrew DeFerrari
	Name:	H. Andrew DeFerrari
	Title:	Senior Vice President and
Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION
as Trustee

By:	/s/ Terence Rawlins
	Name:	Terence Rawlins
	Title:	Vice President